                                                                     Exhibit 4.2

                  THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, 49th Floor, New York, New York 10041-0099) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. 1                                                       CUSIP No. 892335209
Number of Normal Units: 8,050,000


                                  Normal Units

                  This Normal Units Certificate certifies that Cede & Co. is the registered Holder of the number of Normal Units set forth above or such other number of Normal Units reflected in the Schedule of Increases or Decreases in Global Certificates attached hereto. Each Normal Unit represents (i) any one of
(a) a beneficial ownership by the Holder of one Senior Note due 2007 (the "Note") of Toys "R" Us, Inc., a Delaware corporation (the "Company"), having a principal amount of $50, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) if the Note has been remarketed by the Remarketing Agent (or if the Holder has elected not to have the Note remarketed), the Applicable Ownership Interest in such Treasury Portfolio by such Holder pursuant to the Pledge Agreement or (c) if a Tax Event Redemption has occurred, the Applicable Ownership Interest in the Treasury Portfolio subject to the Pledge pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract of the Company. All capitalized terms used but not defined herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

                  Pursuant to the Pledge Agreement, the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting part of each Normal Units evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Normal Units.

                  The Pledge Agreement provides that all payments of principal on the Pledged Notes or, if applicable, the Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, or interest payments on the Pledged Notes (as defined in the Pledge Agreement) or on the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of the Normal Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) interest payments with respect to Pledged Notes or Pledged Applicable Ownership Interest (as specified in clause (B) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, and (B) any payments of principal with respect to any Notes or the Applicable Ownership Interest (as specified in clause (A) of the definition of such terms) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m. (New York City time) on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business Day) and (ii) in the case of payments of principal on any Pledged Notes or the Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, that has not been released from the Pledge pursuant to the Pledge Agreement to the Company on the Stock Purchase Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Units of which such Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Normal Units. Interest on any Notes or distributions on the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Normal Unit evidenced hereby which are payable quarterly in arrears on February 16, May 16, August 16, and November 16, each year, commencing on August 16, 2002 (each a "Payment Date"), shall, subject to receipt thereof from the Collateral Agent, be paid to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on August 16, 2005 (the "Stock Purchase Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of common stock, $.10 par value per share ("Common Stock"), of the Company, equal to the Settlement Rate, then in effect, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event, Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Normal Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payments received in respect of the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, pledged to secure the obligations of the Holder under such Purchase Contract in accordance with the terms of the Pledge Agreement.

                  Payments on the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to an account specified by such Person at least five Business Days prior to the applicable Payment Date.

                  Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been authenticated by the Agent by manual signature, this Normal Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    TOYS "R" US, INC.



                                    By:  /s/ Louis Lipschitz
                                         ---------------------------------------
                                         Name:  Louis Lipschitz
                                         Title: Executive Vice President -
                                                Chief Executive Officer



                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                    By: THE BANK OF NEW YORK, not individually
                                        but solely as Attorney-in-Fact of
                                        such Holder




                                    By:  /s/ Marie E. Trimboli
                                         ---------------------------------------
                                         Authorized Signatory

Dated: May 28, 2002

                  AGENT'S CERTIFICATE OF AUTHENTICATION This is one of the Normal Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                         THE BANK OF NEW YORK,
                                         as Purchase Contract Agent



                                         By: /s/ Marie E. Trimboli
                                             -------------------------------
                                             Authorized Signatory


Dated: May 28, 2002

                       Reverse of Normal Units Certificate

                  Each Purchase Contract evidenced hereby is governed by the Purchase Contract Agreement, dated as of May 28, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Normal Units Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Normal Units Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement govern.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of shares of Common Stock of the Company equal to the Settlement Rate, then in effect, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event, an Early Settlement, Merger Early Settlement or Cash Settlement with respect to the Units of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value is greater than or equal to $21.55 (the "Threshold Appreciation Price"), 2.3202 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $17.65, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount of the related Unit divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $17.65, 2.8329 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement. The number of shares of Common Stock per Purchase Contract will be subject to adjustment as provided by Sections 5.6 and 5.7 of the Purchase Contract Agreement.

                  The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date.

                  The "Closing Price" of the Common Stock on any date of determination means the closing sale price per share (or, if no closing price is reported, the last reported sale price per share) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

                  In accordance with the terms of the Purchase Contract Agreement, the Holder of this Normal Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, Early Settlement or Merger Early Settlement, (ii) by application of payments received in respect of the Pledged Applicable Ownership Interest in the Treasury Portfolio acquired from the proceeds of a remarketing of the related Pledged Notes underlying the Normal Units represented by this Normal Units Certificate, (iii) if the Holder has elected not to participate in the remarketing, by application of payments received in respect of the Opt-out Treasury Consideration deposited by such Holder in respect of such Purchase Contract or (iv) if a Tax Event Redemption has occurred prior to the successful remarketing of the Notes by application of payments received in respect of the Pledged Applicable Ownership Interest in the Treasury Portfolio by the Collateral Agent on behalf of the Holder of this Normal Units Certificate. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Normal Units Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the Holder of this Normal Units Certificate in the manner provided for in the Purchase Contract Agreement and the Indenture.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each such Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes constituting a part of such Holder's Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note evidenced by such Normal Unit.

                  The Normal Units Certificates are issuable only in registered form and only in denominations of a single Normal Unit and any integral multiple thereof. The transfer of any Normal Units Certificate will be registered and Normal Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Normal Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Holder of a Normal Unit may substitute Treasury Securities for the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing its obligations under the related Purchase Contract in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped Unit" evidenced by a Stripped Units Certificate. A Holder that elects to substitute a Treasury Security for Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, thereby creating Stripped Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Units in respect of the Pledged Note or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Purchase Contract constituting such Normal Unit may be transferred and exchanged only as a Normal Unit.

                  A Holder of Stripped Units may reestablish Normal Units by delivering to the Collateral Agent Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Normal Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

                  Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Normal Units Certificate, the Holder of this Normal Units Certificate shall deliver to the Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to the product of (A) $50 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement.

                  Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Notes or Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder of each Purchase Contract forming part of a Normal Unit as to which Early Settlement is effected equal to 2.3202 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

                  Upon registration of transfer of this Normal Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Normal Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Normal Units Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Normal Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying this Normal Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Each Purchase Contract evidenced hereby obligates the Holder to agree, for U.S. tax purposes, to (i) treat an acquisition of the Normal Unit as an acquisition of the Note and Purchase Contract constituting the Normal Unit and (ii) treat itself as owner of the related Notes, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be.

                  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Normal Units Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving quarterly payments on the Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, performance of the Purchase Contracts and for all other purposes whatsoever (subject to the Record Date provisions hereof), whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                         as tenants in common

UNIF GIFT MIN ACT -               Custodian

                                  --------------------------------
                                  (cust)                  (minor)

                                  Under Uniform Gifts to Minors Act

                                  --------------------------------
                                                           (State)

TEN ENT -                         as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please insert Social Security or Taxpayer I.D. or other Identifying
Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Normal Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Normal Units Certificates on the books of Toys "R" Us, Inc. with full power of substitution in the premises.

Dated:                                 Signature:
       -----------------------                    -------------------------

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Normal Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     --------------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional shares, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                   Signature:
       -----------------                            -------------------------
                                         Signature Guarantee:
                                                             ----------------
                                         (if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered                  REGISTERED HOLDER
in the name of and delivered to
a Person other than the Holder, please          Please print name and address
(i) print such Person's name and address and    of Registered Holder:
(ii) provide a guarantee of your signature:

----------------------------------              -------------------------------
              Name                                           Name

----------------------------------              -------------------------------
             Address                                        Address

Social Security or other Taxpayer
Identification Number, if any

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                            ELECTION TO SETTLE EARLY

                  The undersigned Holder of this Normal Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with
Section 5.9 of the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Normal Units with an aggregate Stated Amount equal to $50 or an integral multiple thereof, provided, however, that such option may only be exercised with respect to Purchase Contracts underlying Normal Units secured by Pledged Applicable Ownership Interest in the Treasury Portfolio with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional shares and any Normal Units Certificate representing any Normal Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                              Signature:
       --------------------                   --------------------------------
                                   Signature Guarantee:
                                                       -----------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock are to be             REGISTERED HOLDER
registered in the name of and delivered
to and Pledged Notes or Pledged                 Please print name and
Applicable Ownership Interest                   address of Registered Holder:
as the case may be, are to be
transferred to a in the Treasury
Portfolio, Person other than the Holder, please print such Person's name and address:

----------------------------------              ------------------------------
            Name                                          Name

----------------------------------              ------------------------------
            Address                                       Address

Social Security or other Taxpayer
Identification Number, if any

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  Transfer instructions for Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:


                                                                 Stated Amount of
                   Amount of decrease    Amount of increase         the Global
                    in Stated Amount     in Stated Amount          Certificate
                      of the Global        of the Global           Following Such        Signature of Authorized
  Date                Certificate           Certificate         decrease or increase            Signatory
